UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

RECRUITER.COM GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-40563	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices, including zip code)

(855) 931-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Common Stock Purchase Warrants	RCRT RCRTW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 27, 2021, Recruiter.com Group, Inc. (the “Company”), a Nevada corporation, entered into and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with the Novo Group, Inc. (the “Novo Group” or the “Target’), and certain individuals named therein (the “Selling Stockholders”). The Novo Group operates a recruitment services company for employers, providing talent, acquisition and other hiring solutions.

The Purchase Agreement provides for the sale of substantially all of the assets of Novo Group (the “Purchased Assets”), except for certain assets specified therein. The Purchased Assets include, among other assumed assets, certain contracts with the Target’s clients, permits owned, held and used by the Novo Group, intellectual property as well as tangible assets, and all of Target’s accounts receivable. Furthermore, the Company agreed to assume certain liabilities associated with the Novo Group business as provided in the Purchase Agreement.

The amount due at closing was approximately $6,904,545 (the “Base Purchase Price”), consisting of the following consideration: (i) $1,337,500 in cash, (ii) a $3,000,000 promissory note with an interest rate of 6%, that matures on February 1, 2024, (iii) working capital adjustments in the amount of approximately $217,045, and (iv) 508,711 restricted shares of common stock of the Company, obtained by dividing $2,350,000 by $4.62, the 30-day volume weighted average price of a share of the Company’s common Stock as reported by Bloomberg L.P. for the 30-day period immediately prior to the closing date (the “Equity Consideration”). 127,178 of the Company’s restricted shares of common stock (twenty-five percent (25%) of the Equity Consideration) will be placed in escrow to account for post-closing adjustments in respect to Target’s revenue from the closing date to the end of the 2021 calendar year, as well as to partially secure the indemnification obligations of the Selling Stockholders.

In addition to the Base Purchase Price, under the Purchase Agreement, there is an earn-out potential for the Selling Stockholders that is tied to revenue of Novo Group from sales of its products and services over eight calendar quarters (the “Earn-Out Period”), with such Earn-Out Periods beginning on January 1, 2022 and ending on December 31, 2023. Pursuant to the terms and conditions set forth in the Purchase Agreement, the Earn-Out Amount payable, if any, to the Selling Stockholders, would equal to 5% of the Target’s revenue (“Earn-Out Amount”) for each applicable Earn-Out Period. Earn-Out Amounts, if any, would be payable no later than thirty (30) days after the end of each Earn-Out Period.

The Purchase Agreement includes customary representations, warranties covenants, including non-competition, non-solicitation and indemnification provisions.

The foregoing is only a summary description of the Purchase Agreement and it does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with entering into the Purchase Agreement, the Company, Novo Group and Selling Stockholders (the “Novo Parties”) executed a Registration Rights Agreement (the “Registration Rights Agreement”) whereby the Company agreed to register under the Securities Act of 1933, as amended (the “Securities Act”), for resale, subject to certain limitations, shares issued to the Novo Parties pursuant to the Purchase Agreement.

Under Registration Rights Agreement, at any time after December 30, 2021, and within the five-year period following the closing date, the Novo Parties are entitled to request that the Company register all or part of the restricted shares of the Company’s common stock held by the Novo Parties on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” The Novo Parties are also entitled to participate in certain registered offerings by the Company, subject to the terms and conditions set forth in the Registration Rights Agreement. The Company will pay all reasonable expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement in connection with the Novo Parties’ exercise of their rights under it. The registration rights described in this section apply to (i) all restricted shares of common stock acquired by the Novo Parties pursuant to the Purchase Agreement, and (ii) any securities into which such shares of the Company’s common stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company and any equity securities of the Company then outstanding that were issued or issuable as a dividend, stock split or other distribution with respect to or in replacement of such shares of common stock (the “Registerable Securities”). Such securities held by the Novo Parties will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement; (ii) such Registrable Securities shall have been sold pursuant to Rule 144 under the Securities Act; (iii) such Registrable Securities may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) or Rule 144(i)(2), for a period of ninety (90) days, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the transfer agent for the common Stock and Novo and the holder of such Registrable Securities holds less than one percent (1%) of the outstanding common Stock, or (iv) such Registrable Securities cease to be outstanding.

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The foregoing is only a summary description of the Registration Rights Agreement and it does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The applicable information set forth in Item 1.01 of this 8-K is incorporated by reference in this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K with regard to the $3,000,000 promissory note (the “Note”) issued in connection with the closing of the Purchase Agreement is incorporated herein by reference.

The foregoing is only a summary description of the Note and it does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The shares issued pursuant to the Purchase Agreement disclosed in Item 1.01 above were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On August 30, 2021, the Company issued a press release announcing that it had entered into and closed the Purchase Agreement. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Promissory Note issued to the Novo Group, Inc. on August 27, 2021.
10.1#	Asset Purchase Agreement, dated as of August 27, 2021, among Recruiter.com Group, Inc., Novo Group, Inc., and individuals named therein.
10.2	Registration Rights Agreement, dated as of August 27, 2021, by and between Recruiter.com, Novo Group, Inc., and individuals named therein.
99.1	Press release announcing the closing of the acquisition, dated August 30, 2021.

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECRUITER.COM GROUP, INC.

Dated: September 2, 2021	By:	/s/ Evan Sohn
Evan Sohn
Chief Executive Officer

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